UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 12, 2015

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-198305	47-1436295
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As discussed in more detail below, on November 12, 2015, the Board of Directors (the “Board”) of Moody National REIT II, Inc. (the “Company”) determined an estimated value per share of the Company’s common stock of $25.03 as of October 31, 2015. On November [__], 2015, the Company distributed a press release announcing the determination of the estimated value per share. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value per Share and Related Distribution per Share

On November 12, 2015, the Board determined an estimated value per share of the Company’s common stock of $25.03 as of October 31, 2015. In determining an estimated value per share of the Company’s common stock, the Board relied upon information provided in a report (the “Valuation Report”) by the Company’s advisor (the “Advisor”), the recommendation of the Audit Committee of the Board (the “Audit Committee”) and the Board’s experience with, and knowledge of, the hotel property and other assets of the Company as of October 31, 2015.

The Company is providing the estimated value per share to assist broker-dealers and stockholders in evaluating the Company. The objective of the Board in determining the estimated value per share was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Advisor and the Audit Committee. The estimated value per share is based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s common stock, all as of October 31, 2015. The Company intends to determine an updated estimated value per share every year on or about the last day of the Company’s fiscal year, or more frequently in the sole discretion of the Board, which may be substantially different than the value determined as of October 31, 2015.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future. Investors should also consider that the Company is in the very early stages of raising capital in its continuous public offering and as of October 31, 2015, the valuation date, the Company owned only one real property asset. As and when the Company continues to raise capital from the sale of shares of common stock in its continuous public offering and to invest in additional real estate properties, its assets and liabilities, and the value per share of its common stock, will vary significantly from the values as of October 31, 2015.

The following is a summary of the valuation methods used for the Company’s assets and liabilities:

Real Estate Investments. As of October 31, 2015, the Company held an ownership interest in the hotel commonly known as the Residence Inn Austin University Area, in Austin, TX (the “Property”) as its sole real property asset. The Board determined that the market value of the Property was $27,500,000 as of that date. This determination was based on an appraisal of the “market value – as is” as of July 29, 2015 of the Property performed by Landauer Valuation & Advisory, a division of Newmark Grubb Knight Frank (the “Appraiser”), a third party appraiser, in connection with the underwriting of the mortgage secured by the Property. The appraisal was conducted to conform with applicable federal laws and professional standards, including 12 C.F.R. 564 and Standards Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice.

Note Payable. The Valuation Report contained an estimated valuation of the Company’s note payable as equal to fair value as of October 31, 2015, as determined by generally accepted accounting principles (“GAAP”). The Board determined that the value of the note payable on October 31, 2015 was $16,575,000.

Other Assets and Liabilities. The Valuation Report contained the Company’s other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, deferred costs, accounts receivable, and prepaid expenses and other assets. These other assets and liabilities were considered by the Board to be equal to fair value as of October 31, 2015 due to their short maturities.

Estimated Value Per Share. The estimated value per share was based upon 319,261 shares of the Company’s common stock outstanding as of October 31, 2015. Although the estimated value per share has been developed as a measure of value as of October 31, 2015, a specific time, the estimated value per share does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a stockholder may redeem shares under the share repurchase program (as may be amended from time to time), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated value per share was determined as of October 31, 2015:

Investments in hotel properties, net	$27,500,000
Cash, cash equivalents and restricted cash	1,388,942
Other assets	504,172
29,393,114
Note payable	16,575,000
Other liabilities	4,825,444
Special limited partnership interests	1,000
21,401,444
Estimated value	$7,991,670

Common stock outstanding	319,261
Estimated value per share	$25.03

As of October 31, 2015, the Company’s estimated value per share was allocated on a per share basis as follows:

Investments in hotel properties, net	$86.14
Notes payable	(51.92)
Other assets, liabilities and special limited partnership interests	(9.19)
Estimated value per share	$25.03

Material Assumptions in Property Valuation. The Appraiser made certain key assumptions in the discounted cash flow models that it used to value the Property, which are set forth below:

Direct capitalization – capitalization rate	9.00%
Yield capitalization – discount rate	11.75%
Yield capitalization – terminal capitalization rate	9.25%

While we believe that the Appraiser’s assumptions are reasonable, a change in these assumptions would significantly impact the appraised value of the Property and thus, the Company’s estimated value per share. The table below illustrates the impact on the estimated value per share if the capitalization rates and discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Increase (Decrease) in the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$27.22	$22.84
Yield capitalization – discount rate only	$26.60	$23.47
Yield capitalization – terminal capitalization rate only	$25.97	$24.09

Limitations of Valuation Method. Financial Industry Regulatory Authority, Inc. (“FINRA”) rules provided limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company’s estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company’s assets and settlement of our liabilities or a sale of the Company;

•	shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•	the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since October 31, 2015), developments related to individual assets and changes in the real estate and capital markets.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description
99.1	Press release, dated November 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President